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                                                                   EXHIBIT 23.10

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Harlan Consulting does hereby consent to the use of its reports relating to the proved oil and gas reserves of Republic Royalty Company and Spinnaker Royalty Company, L.P. by Huddleston & Co., Inc. in its reports relating to the proved oil and gas reserves of Republic Royalty Company and Spinnaker Royalty Company, L.P. and to the reference to the firm as an expert in the Form S-4 registration statement being filed by Dorchester Minerals, L.P.

                                        /s/ Harlan Consulting
                                        -------------------------------
                                        HARLAN CONSULTING

Dallas, Texas

May 3, 2002